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LISTING A - AllianceBernstein Corporation As of December 31, 2025
Entity Name	Domicile	ABLP Ownership Interest
AllianceBernstein Corporation	Delaware
AllianceBernstein Holding L.P.	Delaware
AllianceBernstein L.P.	Delaware
AB Trust Company, LLC	New Hampshire	100%
AnchorPath Financial, LLC	Delaware	100%
AnchorPath GP, LLC	Delaware	100%
AB Broadly Syndicated Loan Manager LLC	Delaware	100%
AB Distribution Vehicle LLC	Delaware	100%
Alliance Capital Management LLC	Delaware	100%
AB Private Credit Investors LLC	Delaware	100%
AllianceBernstein Real Estate Investments LLC	Delaware	100%
AB Custom Alternative Solutions LLC	Delaware	100%
Sanford C. Bernstein & Co., LLC	Delaware	100%
Autonomous Research U.S. L.P.	New York	100%
SCB Global Holdings LLC	Delaware	100%
AllianceBernstein Business Services Private Limited	India	100%
Bernstein North America Holdings LLC	Delaware	66.7%
Sanford C. Bernstein (Canada) Limited	Canada	66.7%
Bernstein Institutional Services LLC	Delaware	66.7%
Sanford C. Bernstein Holdings Limited	UK	49%
Sanford C. Bernstein (Hong Kong) Limited	Hong Kong	49%
Sanford C. Bernstein Japan KK	Japan	49%
Sanford C. Bernstein (Singapore) Private Limited	Singapore	49%
Sanford C. Bernstein (Ireland) Limited	Ireland	49%
Sanford C. Bernstein (Schwiez) GmbH	Switzerland	49%
Sanford C. Bernstein (India) Private Limited	India	49%
BSG France S.A.	France	49%
Sanford C. Bernstein Limited	UK	49%
Sanford C. Bernstein (CREST Nominees) Ltd.	UK	49%
Sanford C. Bernstein (Autonomous UK) 1 Limited	UK	49%

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Bernstein Autonomous LLP	UK	49%
Procensus Limited	UK	12%
AllianceBernstein International LLC	DE	100%
AllianceBernstein ECRED Management Limited	UK	100%
AllianceBernstein ECRED Co-Investment Limited	UK	100%
AllianceBernstein (Europe) Limited	Ireland	100%
CPH Capital Fondsmaeglerselskab A/S	Denmark	100%
AllianceBernstein Holdings Limited	UK	100%
AllianceBernstein (Luxembourg) S.a.r.l.	Luxembourg	100%
AllianceBernstein Corporation of Delaware	Delaware	100%
AllianceBernstein Canada, Inc.	Canada	100%
AllianceBernstein Investments, Inc.	Delaware	100%
AllianceBernstein Investor Services, Inc.	Delaware	100%
AllianceBernstein Oceanic Corporation	Delaware	100%
AllianceBernstein Administradora de Carteiras (Brasil) Ltda.	Brazil	100%
AllianceBernstein (Argentina) S.R.L.	Argentina	100%
AllianceBernstein (Mexico) S. de R.L. de C.V.	Mexico	100%
AllianceBernstein (Chile) SpA	Chile	100%
AB Germany GmbH	Germany	100%
AllianceBernstein Portugal, Unipessoal LDA	Portugal	100%
AllianceBernstein Asset Management (Korea) Ltd.	Korea	100%
AllianceBernstein Australia Limited	Australia	100%
AllianceBernstein Investment Management Australia Limited	Australia	100%
AllianceBernstein (Singapore) Ltd.	Singapore	100%
AllianceBernstein Japan Ltd.	Japan	100%
AllianceBernstein Hong Kong Limited	Hong Kong	100%
AllianceBernstein Investments Taiwan Limited	Taiwan	100%
AllianceBernstein Fund Management Co., Ltd.	China	100%
AllianceBernstein Management Consulting (Shanghai) Co., Ltd.	China	100%
AB (Shanghai) Overseas Investment Fund Management Co., Ltd.	China	100%
Alliance Capital (Mauritius) Private Ltd.	Mauritius	100%
AllianceBernstein Invest. Research & Management (India) Private Ltd.	India	100%
AllianceBernstein Holdings (Cayman) Ltd.	Cayman Islands	100%
AllianceBernstein Preferred Limited	UK	100%
AllianceBernstein Schweiz AG	Switzerland	100%

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AB Bernstein Israel Ltd.	Israel	100%
AllianceBernstein Limited	UK	100%
AllianceBernstein (DIFC) Limited	UAE	100%
AB CarVal Investors L.P.	Delaware	100%
CarVal CLO Management GP, LLC	Delaware	100%
CarVal CLO Management Holdings, L.P.	Delaware	100%
CarVal CLO Management, LLC	Delaware	100%
CarVal Carry GP Corp.	Cayman	100%
CVI General Partner, LLC	Delaware	100%
CVI Resi Manager, LLC	Delaware	100%
CarVal Investors Luxembourg S.a.r.l.	Luxembourg	100%
CarVal Portugal LDA	Portugal	100%
CarVal Investors UK Limited	UK	100%
CarVal Investors GB LLP	UK	100%
CarVal Investors Pte Ltd.	Singapore	100%
CarVal Investors PRC Holdings Pte. Ltd.	Singapore	100%
CarVal Wensheng Private Fund Management (Shanghai) Co., Ltd.	China	100%
W.P. Stewart & Co., LLC	Delaware	100%
WPS Advisors, LLC	Delaware	100%
W.P. Stewart Asset Management LLC	Delaware	100%
W.P. Stewart Securities LLC	Delaware	100%
W.P. Stewart Asset Management (NA), LLC	New York	100%